Exhibit 10.2

AMENDMENT NO. 1 TO
SERVICE CORPORATION INTERNATIONAL
AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

WHEREAS, Service Corporation International (the “Company”) has heretofore adopted the Service Corporation International Amended and Restated 2016 Equity Incentive Plan (the “Plan”); and
WHEREAS, the Company has determined that it is appropriate to amend Article XIV of the Plan as set forth herein.
NOW, THEREFORE, effective July 5, 2017, the Company does hereby amend the Plan as follows:

1.    Paragraph (d) of Section 14.7 of Article XIV of the Plan is hereby amended in its entirety to be and read as follows:

(d)    Distributions from a Director Unit Account shall be made in accordance with the Director’s Annual Elections. A Director may request that the time or manner of distribution selected in previously executed Annual Elections be changed. Any request by a Director to change the time/manner of such previously selected distribution must comply with the following:

(i)    such election may not take effect until at least twelve (12) months after the date on which this election is made;

(ii)    the distribution must be deferred for at least five (5) years from the date the distribution otherwise would have been paid; and

(iii)    such election may not be made less than twelve (12) months before the date the distribution is otherwise scheduled to be paid.

2.    Article XIV of the Plan is hereby amended by adding the following Sections 14.8, 14.9 and 14.10 at the end thereof, to be and read as follows:

14.8    Non-Employee Director Status; Rights As A Stockholder; Continuance of Directors in Same Status. Any determination of status under the Plan shall be made in a manner consistent with the individual’s status as an Employee or Director when an amount is credited under the Plan’s terms with respect to such status. A Director shall not be deemed for any purpose to be, or have any rights as, a stockholder of the Company with respect to any Stock issued under this Plan until such Director shall have become the holder of record of such Stock. Nothing in this Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Director will have any right to continue as a Director or in any other capacity for any period of time or receive a particular fee or other compensation for services as a Director or otherwise.
14.9    Miscellaneous. Director Awards described in this Article XIV shall be subject to such terms of the Plan that are not inconsistent with the terms described in this Article XIV.

Exhibit 10.2

To the extent a provision in another Article solely refers to Employees, such provision shall be read for purposes of Awards described under this Article XIV as also referring to Directors.
14.10    Plan Merger. Effective August 1, 2017, the Service Corporation International Amended and Restated Director Fee Plan is merged with and into this Plan.
IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO SERVICE CORPORATION INTERNATIONAL AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN to be executed in its name and on its behalf this 5th     day of July, 2017.

SERVICE CORPORATION
INTERNATIONAL

By:    /s/ Gregory T. Sangalis
Gregory T. Sangalis

Its:    Senior Vice President
General Counsel & Secretary